UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010 (October 28, 2009)

CIT GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31369	65-1051192
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

505 Fifth Avenue
New York, New York 10017
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 771-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4I under the Exchange Act (17 CFR 240.13e-4I)

Section 8 – Other Events

Item 8.01 Other Events.

On October 28, 2009, CIT Financial Ltd., a wholly owned subsidiary of CIT Group Inc. (the “Company”), reached an agreement to amend its $3 billion securities-based financing facility (the “GSI Facility”) with Goldman Sachs International. A revised, redacted copy of the GSI Facility which was previously filed with the Securities and Exchange Commission on Form 8-K dated November 16, 2009, is attached hereto as Exhibit 10.1.

On December 10, 2009, in connection with its emergence from bankruptcy, (a) CIT Group Inc. (“CIT” or the “Company”) issued its Series A Second-Priority Secured Notes due at various dates from 2013 to 2017 (the “Series A Notes”) and (b) CIT Group Funding Company of Delaware LLC (“CIT Funding”) issued its Series B Second-Priority Secured Notes due at various dates from 2013 to 2017 (the “Series B Notes”). Each of the Series A Notes and the Series B Notes are subordinate to the rights and interests of the lenders under the Second Amended and Restated Credit and Guaranty Agreement, dated as of October 28, 2009, as amended on December 10, 2009, among CIT and certain of its subsidiaries party thereto, the lenders party thereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent (the “First Lien Credit Facility”). In connection with its issuance of the Series A Notes and the Series B Notes, and in order to memorialize the relative rights and priorities of the Series A Notes and the Series B Notes (the “Second Lien Debt Holders”) to the lenders in the First Lien Credit Facility (the “First Lien Lenders”), CIT and certain of its subsidiaries, Bank of America, N.A., as agent for the First Lien Holders, and Deutsche Bank Trust Company of America, as trustee for the Second Lien Holders, entered into the Senior Intercreditor and Subordination Agreement, dated as of December 10, 2009 (the “Senior Intercreditor Agreement”). A copy of the Senior Intercreditor Agreement is attached as Exhibit 99.1.

In connection with its issuance of the Series A Notes and the Series B Notes, and in order to memorialize the relative rights and priorities between the holders of the Series A Notes and the holders of the Series B Notes, CIT and certain of its subsidiaries and Deutsche Bank Trust Company of America, as trustee for the holders of the Series A Notes and the holders of the Series B Notes, entered into the Junior Intercreditor Agreement, dated as of December 10, 2009 (the “Junior Intercreditor Agreement”). A copy of the Junior Intercreditor Agreement is attached as Exhibit 99.2.

The Senior Intercreditor Agreement and the Junior Intercreditor Agreement are being filed in response to inquiries that the Company has received from investors.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1*	Amended and Restated Confirmation regarding Total Return Swap Facility, dated as of October 28, 2009, by and between CIT Financial Ltd. and Goldman Sachs International.

99.1	Senior Intercreditor and Subordination Agreement, dated as of December 10, 2009, among Bank of America, N.A., as First Lien Credit Facility Representative and First Lien Agent, Deutsche Bank Trust Company of America, as Series A Representative and Series A Collateral Agent and as Series B Representative and Series B Collateral Agent, CIT Group Funding Company of Delaware, LLC, as CIT Leasing Secured Party, and CIT and certain of its subsidiaries, as obligors.

99.2	Junior Intercreditor Agreement, dated as of December 10, 2009, among Deutsche Bank Trust Company of America, as Series A Collateral Agent and as Series B Collateral Agent, CIT Group Funding Company of Delaware, LLC, as CIT Leasing Secured Party, and CIT and certain of its subsidiaries, as obligors.

* Portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission as part of an amended application for confidential treatment pursuant to the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements

     This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “intend,” “evaluate,” “pursue,” “commence,” “seek,” “may,” “would,” “could,” “should,” “believe,” “potential,” “continue,” or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements contained in this presentation, other than statements of historical fact, including without limitation, statements about our plans, strategies, prospects and expectations regarding future events and our financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and our actual results may differ materially. Important factors that could cause our actual results to be materially different from our expectations include, among others, the risk that CIT is unsuccessful in its efforts to complete the remaining stages of its business restructuring, the risk that CIT is delayed in completing its management changes, the risk that CIT is delayed in completing its transition to a bank-centric business model, and the risk that CIT continues to be subject to liquidity constraints and higher funding costs. Further, there is a risk that the valuations resulting from our fresh start accounting analysis, which are inherently uncertain and still subject to change, will differ significantly from our expectations, due to the complexity of the valuation process, the degree of judgment required, and the amount of work still remaining. Accordingly, you should not place undue reliance on the forward-looking statements contained in this presentation. These forward-looking statements speak only as of the date on which the statements were made. More detailed information about these factors are described in CIT’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2010

CIT GROUP INC.

By:	/s/ Jonathan Macey
Name:	Jonathan Macey
Title:	Senior Vice President, Interim Controller,
and Principal Accounting Officer